                                                                  EXHIBIT-T3A-1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       USA MOBILE COMMUNICATIONS, INC. III


         First : The name of the Corporation is USA Mobile Communications, Inc. III (hereinafter the "Corporation").


         Second : The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


         Third : The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").


         Fourth : The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).


         Fifth : The name and mailing address of the Sole Incorporator is as follows:

                                    Deborah M. Reusch
                                    P.O. Box 636
                                    Wilmington, DE 19899

         Sixth : The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:


                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         Seventh : Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         Eighth : The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of June, 1994.


                                                     /s/ Deborah M. Reusch
                                                     --------------------------
                                                     Deborah M. Reusch
                                                     Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                       USA MOBILE COMMUNICATIONS, INC. III

         USA Mobile Communications, Inc. III (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), does hereby certify as follows: 1. By means of a Joint Unanimous Written Consent of Directors and Sole Stockholder of the Corporation dated June 24, 1998, taken pursuant to Sections 141(f) and 228 of the Delaware Corporation Law, a resolution was duly adopted, pursuant to Section 242 of the Delaware Corporation Law, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth such amendment is as follows:

         RESOLVED:                  That Article FOURTH of the Certificate of
                                    Incorporation of the Corporation be and
                                    hereby is amended to read in its entirety as follows (the "Amendment"):

                                        "FOURTH. The total number of shares of
                                        stock which the Corporation shall have
                                        the authority to issue is 400,000 shares of Common Stock, $0.01 par value per share.";

                                    and that the Amendment is deemed advisable and in the best interests of the Corporation.

         2. This Certificate of Amendment of Certificate of Incorporation of the Corporation (this "Certificate of Amendment") shall be effective immediately upon the filing hereof with the Secretary of State of the State of Delaware.

         3. At any time prior to the effectiveness of this Certificate of Amendment, the Board of Directors of the Corporation may abandon the Amendment, without any further action by the stockholders of the Corporation.

         EXECUTED by the undersigned on this 29th day of June, 1998.

                                    USA MOBILE COMMUNICATIONS, INC. III


                                    By:    /s/ J. Roy Pottle
                                           -------------------------------------
                                           Name:        J. Roy Pottle
                                           Title:       Chief Financial Officer

                              CERTIFICATE OF MERGER

                                       OF

                         USA MOBILE COMMUNICATIONS, INC.
                          (A WEST VIRGINIA CORPORATION)

                          Q MEDIA COMPANY-PAGING, INC.
                            (A DELAWARE CORPORATION)

                          Q MEDIA PAGING-ALABAMA, INC.
                            (A DELAWARE CORPORATION)

                          PREMIERE PAGE OF KANSAS, INC.
                             (A KANSAS CORPORATION)

                          Q MEDIA COMPANY PAGING, INC.
                             (A KANSAS CORPORATION)

                            W.Q. COMMUNICATIONS, INC.
                             (A KANSAS CORPORATION)

                            PCI HOLDING COMPANY, INC.
                          (A PENNSYLVANIA CORPORATION)

                        PROFESSIONAL COMMUNICATIONS, INC.
                          (A PENNSYLVANIA CORPORATION)

                         PROFESSIONAL ELECTRONICS, INC.
                          (A PENNSYLVANIA CORPORATION)

                                  WITH AND INTO

                       USA MOBILE COMMUNICATIONS, INC. III
                            (A DELAWARE CORPORATION)

         USA Mobile Communications, Inc. III, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST : That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


  Name                                              State of Incorporation
  ----                                              ----------------------

  USA Mobile Communications, Inc.  III              Delaware

  USA Mobile Communications, Inc.                   West Virginia

  Q Media Company-Paging, Inc.                      Delaware

  Q Media Paging-Alabama, Inc.                      Delaware

  Premiere Page of Kansas, Inc.                     Kansas

  Q Media Company Paging, Inc.                      Kansas

  W.Q.  Communications, Inc.                        Kansas

  PCI Holding Company, Inc.                         Pennsylvania

  Professional Communications, Inc.                 Pennsylvania

  Professional Electronics, Inc.                    Pennsylvania



         SECOND : That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware. The Merger Agreement provides that the merger of Q Media Paging-Alabama, Inc., a Delaware corporation, into USA Mobile Communications, Inc. III, a Delaware corporation ("USAM III"), shall be deemed to immediately precede the merger of Q Media Company Paging, Inc., a Delaware corporation, into USAM III, and that the merger of PCI Holding Company, Inc., a Pennsylvania corporation, into USAM III shall be deemed to immediately precede the merger of each of Professional Communications, Inc. and Professional Electronics, Inc., each a Pennsylvania corporation, into USAM III.

         THIRD : That the name of the surviving corporation of the merger is USA Mobile Communications, Inc. III.


         FOURTH : That the Certificate of Incorporation of USA Mobile Communications, Inc. III, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.


         FIFTH : That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 1800 West Park Drive, Suite 250, Westborough, MA 01581.


         SIXTH : That a copy of the Merger Agreement will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.


         SEVENTH : That the authorized capital stock of each constituent corporation which is not organized and existing under and by virtue of the General Corporation Law of the State of Delaware is as follows:

                                                                                     Number of
      Corporation                                     Class                            Shares           Par Value
      -----------                                     -----                            ------           ---------
      USA Mobile Communications, Inc.                 Common                            200               No Par

      Premiere Page of Kansas, Inc.                   Class A Non-Voting
                                                      Common                           7,500              $1.00
                                                      Class A Voting Common            7,500              $1.00
                                                      Class B Non-Voting
                                                      Common                           44,500             $1.00
                                                      Class B Voting Common            44,500             $1.00
                                                      Class C Common                   48,000             $1.00

      Q Media Company Paging, Inc.                    Class A Non-Voting
                                                      Common                           7,500              $1.00
                                                      Class A Voting Common            7,500              $1.00
                                                      Class B Non-Voting
                                                      Common                           44,500             $1.00
                                                      Class B Voting Common            44,500             $1.00
                                                      Class C Voting Common            48,000             $1.00

      W.Q. Communications, Inc.                       Class A Common                   7,500              $1.00
                                                      Class B Common                   44,500             $1.00
                                                      Class C Common                   48,000             $1.00

      PCI Holding Company, Inc.                       Common                           10,000             $1.00

      Professional Communications. Inc.               Common                           2,500              $10.00

      Professional Electronics, Inc.                  Common                            100              $100.00


         EIGHTH: That this Certificate of Merger shall be effective upon filing.

         IN WITNESS WHEREOF, USA Mobile Communications, Inc. III has caused this Certificate to be executed by its Chief Executive Officer this 29th day of June, 1998.

                                       USA MOBILE COMMUNICATIONS, INC. III
                                       (a Delaware corporation)


                                       By: /s/ C. Edward Baker, Jr.
                                         -------------------------------
                                            C. Edward Baker, Jr.
                                            Chief Executive Officer

                              CERTIFICATE OF MERGER

                                       OF

                      ARCH COMMUNICATIONS ENTERPRISES, INC.
                            (a Delaware corporation)

                                      INTO

                       USA MOBILE COMMUNICATIONS, INC. III
                            (a Delaware corporation)

      USA Mobile Communications, Inc. III, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST:      That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

      Name                                   State of Incorporation
      ----                                   ----------------------

      USA Mobile Communications, Inc. III    Delaware

      Arch Communications Enterprises, Inc.  Delaware

      SECOND:     That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD:      That the name of the surviving corporation of the merger is
USA Mobile Communications, Inc. III

      FOURTH:     That the Certificate of Incorporation of USA Mobile
Communications, Inc., III, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation, except to the extent amended hereby as follows:

            Article FIRST of the Certificate of Incorporation of the surviving corporation be and hereby is amended to read in its entirety as follows:

                  "First. The name of the Corporation is Arch Paging, Inc."

      FIFTH:      That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 1800 West Park Drive, Suite 250, Westborough, MA 01581.

      SIXTH:      That a copy of the Agreement and Plan of Merger will be
furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

      SEVEN:      That this Certificate of Merger shall be effective upon
filing.

      IN WITNESS WHEREOF, USA Mobile Communications, Inc., III has caused this Certificate to be executed by its Chief Executive Officer this 29th day of June, 1998.

                                    USA MOBILE COMMUNICATIONS, INC. III
                                    (a Delaware corporation)



                                    By.    /s/ C. Edward Baker, Jr.
                                      ---------------------------------
                                          C. Edward Baker, Jr.
                                          Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ARCH PAGING, INC.


      Arch Paging, Inc. (the "Corporation"), organized and existing under and by virtue of the General Law of the State of Delaware, does hereby certify as follows:

      The Board of Directors of the Corporation duly adopted by written consent, pursuant to Sections 141(f) and 242 of the General Corporation Law of Delaware, a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:         That Article FIRST of the Certificate of Incorporation of the
                  Corporation be amended and restated in its entirety as follows: "The name of the corporation is Arch Wireless
                  Holdings, Inc."

      This amendment to the Corporation's Certificate of Incorporation is to be effective as of Monday, September 25, 2000 at 9:00 am (EST).

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 20th day of September, 2000.

                                    ARCH PAGING, INC.



                                    By.    /s/ C. Edward Baker, Jr.
                                      ---------------------------------
                                          C. Edward Baker, Jr.
                                          Chief Executive Officer


                                      -2-